EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Valentine James Link, Jr., President, and I, Patrick Carmody, Treasurer of the PFM Multi-Manager Series Trust (the “Registrant”), each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Valentine James Link, Jr.	/s/ Patrick Carmody
Valentine James Link, Jr.	Patrick Carmody
President (Principal Executive Officer)	Treasurer (Principal Financial Officer)
PFM Multi-Manager Series Trust	PFM Multi-Manager Series Trust

Date:	June 4, 2026	Date:	June 4, 2026